Exhibit 23.1

CONSENT OF INDPENDENT AUDITORS

We consent to the incorporation by reference in the foregoing Report on Form 8-K/A of our report dated March 16, 2004, on the financial statements of Web Service Company, Inc., Eastern Region as of December 31, 2003 and for the year then ended.

Hurley & Company

Hurley & Company
Granada Hills, California
March 31, 2004